EXHIBIT 77C - OPPENHEIMER INTERNATIONAL GROWTH FUND

SPECIAL SHAREHOLDER MEETING (Unaudited)

On June 21, 2013, a first shareholder meeting of Oppenheimer International Growth Fund (the “Fund”) was held at which the twelve Trustees identified below were elected to the Fund (Proposal No. 1) as described in the Fund’s proxy statement dated April 12, 3012 (the “Proxy Statement”).  The following is a report of the votes cast:

Nominee/Proposal                                           For                                     Withheld
Trustees

Brian F. Wruble                                          170,373,993                                1,901,582
David K. Downes                                       170,303,432                                1,972,143
Matthew P. Fink                                          170,350,955                                1,924,620
Edmund Giambastiani, Jr.                          169,311,027                                2,964,547
Phillip A. Griffiths                                       170,342,801                                1,932,774
Mary F. Miller                                             170,376,003                                1,899,572
Joel W. Motley                                           170,339,796                                1,935,779
Joanne Pace                                                 170,395,022                                1,880,553
Mary Ann Tynan                                       170,384,659                                1,890,914
Joseph M. Wikler                                        170,357,185                                1,918,389
Peter I. Wold                                                170,331,082                                1,944,493
William F. Glavin, Jr.                                   170,319,420                                1,956,155

On August 2, 2013, following an adjournment from a shareholder meeting held on June 21, 2013, a meeting of the Fund was held at which the sub-proposals below (Proposal No. 2 (including certain of its sub-proposals)) and an Agreement and Plan of Reorganization to reorganize the Fund into a Delaware statutory trust (Proposal No. 3) were approved as described in the Fund’s Proxy Statement.   The following is a report of the votes cast:

2a:  Proposal to revise the fundamental policy relating to borrowing
For                                Against                                Abstain
127,118,807                                1,673,083                                6,860,901

2b-1:  Proposal to revise the fundamental policy relating to concentration of investments
For                                Against                                Abstain
127,279,278                                1,539,755                                6,833,755

2c-1:  Proposal to remove the fundamental policy relating to diversification of investments
For                                   Against                                Abstain
126,944,206                                  1,804,134                                6,903,435

2d:  Proposal to revise the fundamental policy relating to lending
For                                Against                                Abstain
126,969,887                                1,790,550                                6,892,353

2e:  Proposal to remove the additional fundamental policy relating to estate and commodities
For                                Against                                Abstain
127,106,055                                1,646,378                                6,900,357

2f:  Proposal to revise the fundamental policy relating to senior securities
For                                Against                                Abstain
127,140,952                                1,614,610                                6,897,234

2g:  Proposal to remove the additional fundamental policy relating to underwriting
For                                  Against                                Abstain
126,979,587                                  1,808,305                                6,864,900

2s:  Proposal to approve a change in the Fund’s investment objective
For                                Against                                Abstain
125,915,398                                2,819,463                                6,917,935

Proposal 3:  To approve an Agreement and Plan of Reorganization that provides for the reorganization of a Fund from a Maryland corporation or Massachusetts business trust, as applicable, into a Delaware statutory trust.

For                                  Against                                Abstain
128,408,412                                2,257,889                                4,986,493

On November 8, 2013, following an adjournment from a shareholder meeting held on June 21, 2013, as adjourned to August 2,  2013, August 12, 2013, September 27, 2013 and October 25, 2013, a meeting of the Fund was held at which the sub-proposals below (Proposal No. 2r) was approved as described in the Fund’s Proxy Statement.   The following is a report of the votes cast:

2r:  Proposal to convert the Fund’s investment objective from fundamental to non-fundamental
For                                                Against                                Abstain
       112,905,183                                       30,559,671                              5,526,928